UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2020
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2020, the Compensation Committee of the Board of Directors (“Compensation Committee”) of American Equity Investment Life Holding Company (the “Company”) awarded the Company’s Chief Executive Officer, Anant Bhalla, a one-time special achievement cash bonus of $1,000,000 pursuant to the terms of the Letter Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference. In awarding this compensation, the Compensation Committee considered a variety of factors including (i) the exceptional level at which Mr. Bhalla performed in his first year as Chief Executive Officer, especially during the very challenging business environment in 2020, (ii) Mr. Bhalla’s significant contributions to the accelerated achievement of Company near term and long-term objectives in 2020, and (iii) Mr. Bhalla’s total compensation in 2020 relative to other CEOs among industry peers. In addition to rewarding Mr. Bhalla for his performance in 2020, the award also provides a retention incentive by stipulating that the full amount is subject to repayment if Mr. Bhalla were to voluntarily resign within 12 months.
In addition, on November 19, 2020 (the “Grant Date”), the Compensation Committee awarded Mr. Bhalla and certain named executive officers (the “NEOs”) of the Company each a one-time stock option award (the “Option Award”) pursuant to the terms of the Employee Stock Option Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference. The Option Award was granted to Mr. Bhalla and each of the NEOs to encourage their focused and swift execution of the Company’s AEL 2.0 strategy without incenting undue risk taking. In awarding these options, the Compensation Committee considered a variety of factors including (i) the importance of the NEOs to leading and executing the AEL 2.0 strategy, (ii) the need for additional retention strength for key talent in a highly competitive and acquisitive industry, and (iii) the absence of a pure, shareholder aligned incentive like options in the annual equity grant mix for executives. Additionally, in order to further enhance shareholder alignment, these options only vest if, and after, the Company’s stock price reaches $37.00 (based on a 30-day trading average) on or before the fifth anniversary of the Grant Date; otherwise the options expire upon the fifth anniversary of the Grant Date.
More specifically, fifty percent (50%) of the Option Award granted to each of Mr. Bhalla and the NEOs vests upon the later of: (i) the Company attaining a $37.00 per share common stock price (based on a 30-day trading average); and (ii) the one year anniversary of the Grant Date. The remaining fifty percent (50%) of the Option Award vests on the one year anniversary of the vesting of the initial fifty percent (50%) of the Option Award. If the Company does not achieve the $37.00 per share common stock price on or before the fifth anniversary of the Grant Date, the Option Award shall be forfeited.
Under the terms of this special incentive, Mr. Bhalla received an Option Award of 244,050 options with a Grant Day fair value of $1,846,454. Mr. Ted M. Johnson, the Company’s Chief Financial Officer & Treasurer received an Option Award of 49,565 options with Grant Day fair value of $375,000. Mr. Jeffrey D. Lorenzen, the Company’s Chief Investment Officer received an Option Award of 49,565 options with a Grant Day fair value of $375,000. Ms. Renee D. Montz, the Company’s Executive Vice President, General Counsel & Secretary received an Option Award of 46,260 options with a Grant Day fair value of $350,000.
Mr. Bhalla’s award was limited to 244,050 options by the annual award limitation to any single individual during any single calendar year within the Company’s Amended and Restated Equity Incentive Plan. An additional Option Award will be made to Mr. Bhalla in 2021 with a Grant Date fair value of $653,546 (the difference between his target Grant Date fair value of $2,500,000 and his actual Grant Date fair value of $1,846,454). The Compensation Committee intends to factor the size of these awards into Mr. Bhalla’s annualized compensation when making future pay determinations with respect to Mr. Bhalla.
Item 9.01.  Financial Statements and Exhibits
(d)    Exhibits
The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
10.1	Letter Agreement dated November 19, 2020 by and between American Equity Investment Life Holding Company and Anant Bhalla
10.2
Form of Employee Stock Option Agreement with Respect to Common Stock of American Equity Investment Life Holding Company of Employee Stock Option Agreement with Respect to Common Stock of American Equity Investment Life Holding Company

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 24, 2020

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Renee D. Montz
Renee D. Montz
Executive Vice President, General Counsel and
Corporate Secretary